Exhibit 5.1
[LETTERHEAD OF CANTEY HANGER LLP]

 May 6, 2010

Tandy Leather Factory, Inc.
1900 Southeast Loop 820
Fort Worth, Texas 76140

Re:           Registration on Form S-8 of 100,000 shares of common stock, par value
$0.0024 per share, of Tandy Leather Factory, Inc., a Delaware corporation
(the “Company”)

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 100,000 shares of common stock, par value $0.0024 per share (the “Shares”) under your 2007 Director Non-Qualified Stock Option Plan (the “Plan”).

         As counsel to the Company, we have examined the Registration Statement, the Company’s Certificate of Incorporation, as amended, its Bylaws, and other corporate records of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable shares of the Company’s common stock.

In rendering the foregoing opinion, we have assumed (i) the authenticity of all documents represented to us to be originals, the conformity to original documents of all copies of documents submitted to us, the accuracy and completeness of all corporate records made available to us by the Company and (ii) that the signatures on all documents examined by us are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had authority to do so.

We have relied, as to certain matters of fact, without any independent investigation, inquiry or verification, upon statements or certificates of representatives of the Company and upon statements or certificates of public officials. Where representatives of the Company have certified facts to the best of their knowledge, we have assumed the facts so certified to be true.

 We express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date of this letter.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by us, as counsel to the Company, to you, solely for your benefit.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

CANTEY HANGER, LLP

By: /s/ Douglas W. Clayton
Douglas W. Clayton, a Partner